EXHIBIT INDEX
IDS Federal Income Fund, Inc.
File No. 2-96512/811-4260

Exhibit (h)(7)      Transfer Agency Agreement between Registrant and
                    American Express Client Service Corporation dated
                    Feb. 1, 1999

Exhibit (i)         Opinion and consent of counsel

Exhibit (p)(1)      Directors' Power of Attorney to sign Amendments to
                    this Registration Statement dated Jan. 14, 1999

Exhibit (p)(2)      Officers' Power of Attorney to sign Amendments to
                    this Registration Statement dated Mar. 1, 1999

Exhibit (p)(3)      Trustees' Power of Attorney dated Jan. 14, 1999

Exhibit (p)(4)      Officers' Power of Attorney dated Mar. 1, 1999